Exhibit 10.1

TAX RECEIVABLE AGREEMENT AMENDMENT NO. 1

This Tax Receivable Agreement Amendment No. 1 (this “Amendment”) is entered into as of May 11, 2022, by and among Switch, Inc., a Nevada corporation (the “Corporation”), Switch, Ltd., a Nevada limited liability company (“Switch, Ltd.”), and the members of Switch, Ltd. as of the date of the TRA (as defined below) other than the Corporation (such members, together with each other Person who becomes party thereto by satisfying the TRA joinder requirement, the “Members”).

RECITALS

WHEREAS, the Corporation, Switch, Ltd. and the Members entered into that certain Tax Receivable Agreement, dated as of October 5, 2017 (the “TRA”);

WHEREAS, pursuant to Section 7.6(b) of the TRA, the TRA may be amended if approved (a) in writing by the Corporation, (b) by Members whose rights are attributable to at least 70% of the Units outstanding (and not held by the Corporation) immediately after the Corporation’s initial public offering (as appropriately adjusted for any subsequent changes to the number of outstanding Units) (the collective holders of such Units as signatories to this Amendment, the “Supermajority Members” and such approval, the “Supermajority Member Approval”) and (c) if the proposed amendment amends the definition of Change of Control, by each of a majority of the Independent Directors;

WHEREAS, the Corporation, the Supermajority Members and a majority of the Independent Directors have approved the execution of this Amendment by the Corporation and Switch, Ltd., the performance by the Corporation and Switch, Ltd. of this Amendment and the consummation by the Corporation and Switch, Ltd. of the transactions contemplated hereby; and

WHEREAS, capitalized terms used but not defined herein shall have the meaning ascribed to them in the TRA.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Corporation, Switch, Ltd. and the Supermajority Members hereby agree as follows:

1. Amendment of the TRA. This Amendment is effective and binding upon each of the parties to the TRA. To the extent there is a conflict or inconsistency between the terms of this Amendment and the terms of the TRA, the terms of this Amendment will control.

2. Termination. Effective upon the date of this Amendment, the TRA shall automatically terminate without any further action required by any party hereto or thereto, and all rights and obligations of the parties thereunder shall be immediately extinguished other than as set forth herein, including a Member’s right to receive its portion of the TRA Payments set forth in Section 3 below.

3. Termination Payment. In exchange for the termination of the TRA (including extinguishment of all Tax Benefit Payments and Early Termination Payments set forth in Articles III and IV of the TRA), as promptly as practicable following the earlier of (i) the closing of a Change of Control or (ii) December 31, 2022, each outstanding Unit and Exchanged Unit as of the date hereof that would otherwise be entitled to receive a Tax Benefit Payment with respect to such outstanding Unit or Exchanged Unit under the TRA, shall instead be entitled to receive a payment in cash from the Corporation of $0.37 per Unit or Exchanged Unit (the “TRA Payment”).

4. Release. Each signatory to this Amendment, on behalf of itself and its Affiliates and their respective successors and assigns, hereby (i) agrees that the payment by the Corporation of the TRA Payment is in full satisfaction of any and all payment obligations of the Corporation or Switch, Ltd. under the TRA, and releases the Corporation and Switch, Ltd. from any other obligation to make payments pursuant to the TRA and (ii) irrevocably waives, acquits, remises, discharges and forever releases each of the Corporation, Switch, Ltd. and each of their respective Affiliates (collectively, the “Corporation Released Parties”) from and against any and all liabilities and obligations of any kind or nature whatsoever arising with respect to the TRA or this Amendment, whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable, and whether arising under any applicable law, contract, agreement, arrangement, commitment, undertaking or understanding, whether written or oral or otherwise at law or in equity, and each signatory hereto, on behalf of itself and its Affiliates and their respective successors and assigns, further covenants that it shall not institute or participate in any administrative proceeding, suit or action, at law or in equity, against any Corporation Released Party by reason of any claim released in this Section 4. It is understood and agreed that the Corporation Released Parties may plead and invoke the releases provided in this Amendment as a defense to any claims released in this Section 4 brought by a signatory hereto. Each signatory hereto, on behalf of itself and its Affiliates and their respective successors and assigns, expressly waives and releases any and all rights and benefits under Section 1542 of the Civil Code of the State of California (or any similar law), which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

5. Representation and Warranty of the Corporation and Switch, Ltd. The Corporation and Switch, Ltd. represent and warrant to the Members that the execution and delivery by the Corporation and Switch, Ltd. of this Amendment have been duly and validly authorized by all necessary corporate action on the part of the Corporation and all necessary limited liability company action on the part of Switch, Ltd.

6. Representation and Warranty of the Supermajority Members. Each Supermajority Member represents and warrants to the Corporation and Switch, Ltd. that the execution and delivery by such Supermajority Member of this Amendment have been duly and validly authorized by all necessary organizational action on the part of the Supermajority Member.

7. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by electronic mail (delivery receipt requested) or by certified or registered mail (postage prepaid, return receipt requested) at the following addresses (or at such other address for a Person as shall be as specified in a notice given in accordance with this Section 7). All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Person to receive such notice:

If to the Corporation or to Switch, Ltd., to:

Switch, Inc.

7135 South Decatur Boulevard

Las Vegas, Nevada 89118

Attn: Gabriel Nacht, Chief Financial Officer

Email: gabe@switch.com

with a copy (which shall not constitute notice to the Corporation) to:

Switch, Inc.

7135 South Decatur Boulevard

Las Vegas, Nevada 89118

Attn: Corporate Secretary

E-mail: secretary@switch.com

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

Attn:     Charles Ruck

            Daniel Rees

            Pardis Zomorodi

Email: Charles.Ruck@lw.com

            Daniel.Rees@lw.com

            Pardis.Zomorodi@lw.com

If to a Member, the address, facsimile number and e-mail address specified on such Member’s signature page to this Agreement.

Any Person may change its address or e-mail address by giving each of the other parties written notice thereof in the manner set forth above.

8. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Amendment by facsimile transmission,.pdf transmission or other electronic transmission (including via DocuSign) shall be as effective as delivery of a manually signed counterpart of this Amendment.

9. Entire Agreement; No Third Party Beneficiaries. The TRA and this Amendment constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Amendment shall be binding upon and inure solely to the benefit of each of the parties to the TRA and their respective successors and permitted assigns, and nothing in this Amendment, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Amendment.

10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of Nevada, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

11. Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

12. Assignment; Amendments; Successors; Waiver.

(a) No Member may assign, sell, pledge, or otherwise alienate or transfer any interest in this Amendment, including the right to receive any TRA Payments under this Amendment, to any Person without the prior written consent of the Corporation, which consent shall not be unreasonably withheld, conditioned, or delayed, and without such Person executing and delivering a Joinder agreeing to succeed to the applicable portion of such Member’s interest in this Amendment and to become a party for all purposes of this Amendment (the “Joinder Requirement”); provided, however, that to the extent any Member sells, exchanges, distributes, or otherwise transfers Units to any Person (other than the Corporation or Switch, Ltd.) in accordance with the terms of the Operating Agreement, the Members shall have the option to assign to the transferee of such Units its rights under this Amendment with respect to such transferred Units, provided that such transferee has satisfied the Joinder Requirement. For the avoidance of doubt, if a Member transfers Units in accordance with the terms of the Operating Agreement but does not assign to the transferee of such Units its rights under this Amendment with respect to such transferred Units, such Member shall continue to be entitled to receive the TRA Payments arising in respect of a subsequent Exchange of such Units. The Corporation may not assign any of its rights or obligations under this Amendment to any Person without Supermajority Member Approval (and any purported assignment without such consent shall be null and void).

(b) No provision of this Amendment may be amended unless such amendment is approved in writing by each of a majority of the Independent Directors and the Corporation, in which case such amendment shall be permitted. No provision of this Amendment may be waived unless such waiver is in writing and signed by the Person against whom the waiver is to be effective.

(c) All of the terms and provisions of this Amendment shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement, expressly to assume and agree to perform this Amendment in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

(d) No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Amendment, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

13. Titles and Subtitles. The titles of the sections and subsections of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.

14. Resolution of Disputes.

(a) Any and all disputes which cannot be settled after substantial good-faith negotiation, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Amendment (including the validity, scope and enforceability of this arbitration provision) (each a “Dispute”) shall be finally resolved by arbitration in accordance with the International Institute for Conflict Prevention and Resolution Rules for Non-Administered Arbitration by a panel of three arbitrators, of which the Corporation shall designate one arbitrator, the Members party to such Dispute shall designate one arbitrator and the two party-appointed arbitrators appoint a neutral third arbitrator, who shall chair the panel in accordance with the “screened” appointment procedure provided in Resolution Rule 5.4. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of the arbitration shall be Las Vegas, Nevada.

(b) Notwithstanding the provisions of paragraph (a), any party may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling another party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each party (i) expressly consents to the application of paragraph (c) of this Section 14 to any such action or proceeding, and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Amendment would be difficult to calculate and that remedies at law would be inadequate.

(c) This Amendment shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Nevada, without giving effect to the conflict of laws rules thereof. The parties agree that any suit or proceeding in connection with, arising out of, or relating to this Amendment shall be instituted only in a court (whether federal or Nevada) located in Clark County, Nevada, and the parties, for the purpose of any such suit or proceeding, irrevocably consent and submit to the personal and subject matter jurisdiction and venue of any such court in any such suit or proceeding. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d) Each party irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in Section 14(c). Each party irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(e) Each party irrevocably consents to service of process by means of notice in the manner provided for in Section 7. Nothing in this Amendment shall affect the right of any party to serve process in any other manner permitted by law.

(f) WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

[Signature Page Follows]

IN WITNESS THEREOF, the undersigned have executed this Amendment as of the day and year first above written.

Switch, Inc.
a Nevada corporation

By:	/s/ Gabe Nacht
Name:	Gabe Nacht
Title:	Chief Financial Officer

Switch, Ltd.
a Nevada limited liability company

By:	/s/ Gabe Nacht
Name:	Gabe Nacht
Title:	Chief Financial Officer